UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2017

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

(Zip Code)

(724) 271-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 4, 2017, in connection with the appointment of Dr. Kathryn J. Jackson to the board of directors (the “Board”) of Rice Energy Inc. (the “Company”), as described below under Item 5.02, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Dr. Jackson. The Indemnification Agreement requires the Company to indemnify Dr. Jackson to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On April 4, 2017, Dr. Jackson was appointed as a director of the Board, effective immediately. Dr. Jackson will serve as a Class II director, and she will stand for reelection at the Company’s annual meeting of stockholders in 2019. Dr. Jackson was appointed to serve on the Board’s nominating and governance committee and compensation committee.

The Board has determined that Dr. Jackson is an independent director under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934.

There are no arrangements or understandings between Dr. Jackson and any other persons pursuant to which Dr. Jackson was selected as a director. There are no relationships between Dr. Jackson and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Dr. Jackson will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s Long-Term Incentive Plan.

As described in Item 1.01 hereto, in connection with her appointment to the Board, the Company entered into an Indemnification Agreement with Dr. Jackson. The description of the Indemnification Agreement provided under Item 1.01 is incorporated in this Item 5.02 by reference.

Departure of Director

On April 4, 2017, the Board accepted the resignation of Scott A. Gieselman, effective immediately. Mr. Gieselman expressed no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On April 6, 2017, the Company issued a press release announcing Dr. Jackson’s appointment to the Board and Mr. Gieselman’s resignation from the Board. A copy of the press release is attached hereto as Exhibit 99.1. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Securities Act”) and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Indemnification Agreement (Kathryn J. Jackson).

99.1	Press Release dated April 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: April 6, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indemnification Agreement (Kathryn J. Jackson).

99.1	Press Release dated April 6, 2017.

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